                                                                EXHIBIT 4.18(b)

                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT
                               AND LIMITED WAIVER

         THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT AND LIMITED WAIVER (this "Amendment"), dated as of August 29, 2001, is among STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), STERLING CANADA, INC., a Delaware corporation ("Canada"), STERLING PULP CHEMICALS US, INC., a Delaware corporation ("Pulp US"), STERLING PULP CHEMICALS, INC., a Georgia corporation ("Pulp"), STERLING FIBERS, INC., a Delaware corporation ("Fibers"), STERLING CHEMICALS ENERGY, INC., a Delaware corporation ("Energy"), and STERLING CHEMICALS INTERNATIONAL, INC., a Delaware corporation (together with the Company, Canada, Pulp US, Pulp, Fibers and Energy, collectively, the "Borrowers"), the several Lenders (as such term is defined in the hereinafter described Credit Agreement) parties to this Amendment, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS:

         A. The Borrowers are parties to a Revolving Credit Agreement dated as of July 19, 2001 (as amended by the First Amendment to Revolving Credit Agreement and Revolver Intercreditor Agreement dated as of August 17, 2001, and as the same may be further amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time, the "Credit Agreement") among the Borrowers, the Administrative Agent, and the several Lenders from time to time parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         B. The Borrowers have advised the Administrative Agent that (i) events of default have occurred (x) with respect to Section 10(1)(p) of the Canadian Facility, as a result of the Bankruptcy Court not having entered the Final Order prior to the thirtieth (30th) day after the date of the entry of the Interim Order, and (y) with respect to Section 10(1)(q) of the Canadian Facility, as a result of the Bankruptcy Court not having entered an order approving the assumption of the "Inter-Sterling" Material Agreements listed in Schedule 9 thereof within 45 days of the Filing Date (such events of default are hereinafter referred to collectively as the "Canadian Facility Defaults"), and
(ii) as a result of the Canadian Facility Defaults, Events of Default have occurred and are continuing pursuant to Section 8.1.5 of the Credit Agreement (such Events of Default are hereinafter referred to as the "Cross Defaults").

         C. Pursuant to the Credit Agreement, the Maturity Date will occur on August 30, 2001 unless by such date (i) the Bankruptcy Court has entered the Final Order, or (ii) the Maturity Date has occurred or has been extended pursuant to Section 10.1(e)(i) of the Credit Agreement.

         D. In order to allow further time to pursue the entry by the Bankruptcy Court of the Final Order, the Borrowers have requested that the Lenders waive the Cross Defaults and amend the Credit Agreement to extend the Maturity Date pursuant to Section 10.1(e)(i) of the Credit Agreement.

         E. The Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the amendments intended hereby) are willing to waive the Cross Defaults and to so amend the Credit Agreement, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrowers, set forth herein.

         NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto agree hereby as follows:

         SECTION 1. AMENDMENT TO MATURITY DATE DEFINITION. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Borrowers and the several Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the following amendment) hereby agree that, effective as of the Amendment Effective Date (as hereinafter defined), the definition of "Maturity Date" is deleted from Section 1.01 of the Credit Agreement and the following definition is inserted in lieu thereof:

                  "Maturity Date" means the earliest to occur of (a) September 7, 2001, if the Final Order has not been entered prior to such date (unless the Maturity Date has been extended pursuant to Section 10.1(e)(i) below), (b) the date on which the Bankruptcy Court enters a final order denying approval of the transactions contemplated in this Agreement (other than the Priming Lien), and (c) the second anniversary of the Effective Date of this Agreement (unless the Maturity Date has been extended pursuant to Section 10.1(e)(i) below).

         SECTION 2. LIMITED WAIVERS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Borrowers and the several Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the following waivers) hereby waive the following Events of Default effective as of the Amendment Effective Date:

         (a) the Event of Default under Section 8.1.5 of the Credit Agreement arising as a result of the Bankruptcy Court not having entered the Final Order prior to the thirtieth (30th) day after the date of the entry of the Interim Order as required by Section 10(1)(p) of the Canadian Facility; and

         (b) the Event of Default under Section 8.1.5 of the Credit Agreement arising as a result of the Bankruptcy Court not having entered an order approving the assumption of the "Inter-Sterling" Material Agreements listed in
Schedule 9 thereof within 45 days of the Filing Date as required by Section 10(1)(q) of the Canadian Facility;

provided in each case that the foregoing Events of Default are waived only if and only for so long as the Canadian Facility Defaults are waived by the lenders under the Canadian Facility pursuant to documentation in form and substance acceptable to the Administrative Agent.

         SECTION 3. CONDITIONS PRECEDENT. The parties hereto agree that this Amendment and the amendment to the Credit Agreement and waivers contained herein shall not be effective until the satisfaction of each of the following conditions precedent:

         (a) EXECUTION AND DELIVERY OF THIS AMENDMENT. The Administrative Agent shall have received a copy of this Amendment executed and delivered by each of the applicable Obligors and by each of the Lenders.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made in this Amendment shall be true and correct on and as of the Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Amendment (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties are true and correct as of such earlier date).

         (c) PAYMENT OF FEES AND EXPENSES. The Borrowers shall have paid and the Administrative Agent shall have received all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

         (d) APPROVAL BY BANKRUPTCY COURT. The Administrative Agent shall have received a copy (or such other evidence satisfactory to Administrative Agent) of an order of the Bankruptcy Court, which order (i) as entered, shall be acceptable in form and substance to the Administrative Agent, (ii) shall be entered on or before August 30, 2001, authorizing the Borrowers to execute, deliver and to perform their respective obligations under this Amendment, (iii) shall be in full force and effect, and (iv) shall not have been stayed, reversed, modified or amended in any respect.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the several Lenders parties hereto to enter into this Amendment and to agree to the amendment and waivers contained herein, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the applicable Obligors of this Amendment have been duly authorized by all necessary partnership, corporate or limited liability company action, as applicable, and do not and will not (i) contravene the terms of any Organic Documents of any Obligor, (ii) conflict with or result in any breach or contravention of, or (except as contemplated by the Loan Documents or as otherwise permitted by the Credit Agreement) the creation of any Lien under, any document evidencing any contractual obligation to which any Obligor is a party or, upon entry of the approval of the Bankruptcy Court described in Section 3(d) above, any order, injunction, writ or decree of any Governmental Authority to which any Obligor is a party or its property is subject, or (iii) violate any applicable law binding on or affecting any Obligor.

         (b) GOVERNMENTAL AUTHORIZATION. Upon entry of the approval of the Bankruptcy Court described in Section 3(d) above, no approval, consent, exemption, authorization or other action by, or notice to, or filing with or approvals required under state blue sky securities laws or by any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement of this Amendment.

         (c) NO DEFAULT. No Default or Event of Default exists under any of the Loan Documents other than the Cross Defaults. No Obligor is in default under or with respect to (i) its Organic Documents or (ii) any material contractual obligation of such Person other than the Canadian Facility Defaults. The execution, delivery and performance of this Amendment shall not result in any default under any contractual obligation of any Obligor in any respect.

         (d) BINDING EFFECT. Upon entry of the approval of the Bankruptcy Court described in Section 3(d) above, this Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Obligors that are parties thereto, enforceable against such Obligors in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

         (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, both before and after giving effect to the amendments contemplated in this Amendment, as if such representations and warranties were being made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties are true and correct as of such earlier date, and except to the extent that such representations and warranties would not be true and correct solely as a result of the Canadian Facility Defaults and the Cross Defaults).

         SECTION 5. MISCELLANEOUS

         (a) RATIFICATION AND CONFIRMATION OF LOAN DOCUMENTS. Except for the specific amendment and waivers expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, the waivers set forth in Section 2 of this Amendment shall be limited precisely as set forth above, and nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by any of the Obligors with respect to any other term, provision, covenant or condition of the Credit Agreement or other Loan Documents; (ii) to prejudice any right or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (iii) to constitute a waiver of compliance or consent to noncompliance by any Obligor with respect to the terms, provisions, covenants and conditions of the Credit Agreement made subject hereof, other than as specifically set forth herein and for the time periods specifically set forth herein.

         (b) FEES AND EXPENSES. The Borrowers jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

         (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         (e) COUNTERPARTS AND AMENDMENT EFFECTIVE DATE. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective when (i) each of the conditions precedent set forth in Section 3 of this Amendment have been satisfied and (ii) the Administrative Agent has received counterparts of this Amendment executed by the Borrowers, each of the Obligors that are parties hereto and each of the Lenders (the "Amendment Effective Date").

         (f) AFFIRMATION OF OBLIGATIONS. Notwithstanding that such consent is not required thereunder, the undersigned Obligors hereby consent to the execution and delivery of this Amendment by the parties hereto and reaffirm their respective obligations under each of the Loan Documents to which such Obligors are parties.

         (g) CONFIRMATION OF LOAN DOCUMENTS AND LIENS. As a material inducement to the Lenders to amend the Credit Agreement and waive the Cross Defaults, the Obligors that are parties hereto hereby (i) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, including, without limitation the Security Documents, and the Liens granted under the Security Documents, (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect such Loan Documents and Liens and
(iii) acknowledges and agrees that the Liens granted under the Security Documents secure payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and the performance and observance by the Borrowers and the other Obligors of the covenants, agreements and conditions to be performed and observed by each under the Credit Agreement, as amended hereby.

         (h) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL

AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Amendment Effective Date.

                                  OBLIGORS:


                                  STERLING CHEMICALS, INC.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  STERLING CANADA, INC.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  STERLING PULP CHEMICALS US, INC.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  STERLING PULP CHEMICALS, INC.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  STERLING FIBERS, INC.


                                  By:
                                     ------------------------------------------
                                        Title:

                                  STERLING CHEMICALS ENERGY, INC.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  STERLING CHEMICALS
                                  INTERNATIONAL, INC.


                                  By:
                                     ------------------------------------------
                                        Title:



                                  STERLING CHEMICALS HOLDINGS, INC.



                                  By:
                                     ------------------------------------------
                                        Title:

                                  ADMINISTRATIVE AGENT:

                                  THE CIT GROUP/BUSINESS CREDIT, INC.,
                                  as Administrative Agent


                                  By:
                                     ------------------------------------------
                                        Title:


                                  LENDERS:


                                  THE CIT GROUP/BUSINESS CREDIT, INC.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  IBJ WHITEHALL BUSINESS CREDIT
                                  CORPORATION


                                  By:
                                     ------------------------------------------
                                        Title:


                                  FLEET CAPITAL CORPORATION


                                  By:
                                     ------------------------------------------
                                        Title:


                                  TEXTRON FINANCIAL CORP.


                                  By:
                                     ------------------------------------------
                                        Title:

                                  TRANSAMERICA BUSINESS CAPITAL CORPORATION


                                  By:
                                     ------------------------------------------
                                        Title:


                                  GMAC BUSINESS CREDIT, LLC


                                  By:
                                     ------------------------------------------
                                        Title:


                                  THE PROVIDENT BANK


                                  By:
                                     ------------------------------------------
                                        Title:


                                  GPSF SECURITIES, INC.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  FOOTHILL INCOME TRUST II, L.P.


                                  By:
                                     ------------------------------------------
                                        Title:


                                  CONGRESS FINANCIAL CORPORATION


                                  By:
                                     ------------------------------------------
                                        Title:

                                  COMERICA BANK


                                  By:
                                     ------------------------------------------
                                        Title: